Exhibit 99.1

Company Contact:	Bruce Thomas
Vice President, Investor Relations
Quiksilver, Inc.
+1 (714) 889-2200
Quiksilver, Inc. Reports Fiscal 2009 First Quarter Financial Results
—	Net Revenues from Continuing Operations Decreased 11% to $443 million

—	Pro-Forma Loss from Continuing Operations of $0.07 per share In-Line with Expectations

—	GAAP Loss from Continuing Operations of $0.52 per share Includes Write-off of U.S. Deferred Tax Assets and Severance Charges

—	Company Secured Extension of €55 million European Line of Credit Until June 30, 2009

Huntington Beach, California, March 11, 2009—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the first quarter ended January 31, 2009. Consolidated net revenues from continuing operations for the first quarter of fiscal 2009 decreased 11% to $443.3 million from $496.6 million in the first quarter of fiscal 2008. The pro-forma consolidated loss from continuing operations for the first quarter of fiscal 2009 was $9.0 million, or $0.07 per share, compared to income of $7.6 million, or $0.06 per share, for the first quarter of fiscal 2008. The pro-forma net loss excludes a $6.1 million severance charge in the Americas and a $50.8 million non-cash charge to write off the Company’s deferred tax assets in the United States. Including these charges, the loss from continuing operations was $65.9 million or $0.52 per share. A reconciliation of GAAP results to pro-forma results is included in the accompanying tables. Net revenues and income from continuing operations for all periods exclude the results of our Rossignol wintersports business, which was sold in November 2008 and is reported as discontinued operations.

Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “While our performance in the quarter was in line with our overall expectations, deteriorating macro conditions made for a very difficult operating environment. Weak consumer traffic drove lower sales and margin compression which resulted in a loss for the quarter.”

Net revenues in the Americas decreased 13% during the first quarter of fiscal 2009 to $203.4 million from $234.9 million in the first quarter of fiscal 2008. As measured in U.S. dollars and reported in the financial statements, European net revenues decreased 9% during the first quarter of fiscal 2009 to $181.7 million from $200.3 million in the first quarter of fiscal 2008. Changes in foreign currency exchange rates accounted for a decrease in European revenues of approximately $20.1 million for those same periods. As measured in U.S. dollars and reported in the financial statements, Asia/Pacific net revenues decreased 5% to $57.6 million in the first quarter of fiscal 2009 from $60.4 million in the first quarter of fiscal 2008. Changes in foreign currency exchange rates accounted for a decrease in Asia/Pacific’s revenues of approximately $14.7 million for those same periods.

Consolidated inventories increased 4% to $380.5 million at January 31, 2009 from $364.4 million at January 31, 2008. Consolidated trade accounts receivable decreased 7% to $373.4 million at January 31, 2009 from $402.5 million at January 31, 2008.

As previously disclosed, Quiksilver has been exploring a wide range of strategic and financing alternatives with the objective of improving its liquidity position and capital structure. To accommodate the timing of a potential transaction, the Company’s European banks extended the maturity of its €55 million line of credit from March 14 to June 30, 2009.

Quiksilver, Inc. 2009 First Quarter Results
March 11, 2009

Mr. McKnight added, “Increasing liquidity and improving our capital structure continue to be our highest priority initiatives. Even though the credit markets remain difficult, we continue to make good progress on these objectives. And as we monitor the global retail environment, we remain committed to taking appropriate actions to adjust our business where necessary.”
Addressing its outlook for continuing operations, the Company stated that based on current trends second quarter revenues will likely be down in the mid-teens on a percentage basis compared to the same quarter a year ago and that diluted earnings per share are expected to be in the mid-single-digit range. The Company indicated that longer term visibility into revenues and earnings remains limited at the present time.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories and related products. The Company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on different outdoor sports. The Company’s Quiksilver, Roxy, DC and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding, and its beach and water oriented swimwear brands include Raisins, Radio Fiji and Leilani.
The Company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the Company’s future revenue guidance, future diluted earnings per share guidance, future financing transactions and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
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NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at
www.quiksilver.com, www.roxy.com, www.dcshoecousa.com, www.quiksilveredition.com and
www.hawkclothing.com.

Quiksilver, Inc. 2009 First Quarter Results
March 11, 2009

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended January 31,
In thousands, except per share amounts	2009	2008
Revenues, net	$443,278	$496,581
Cost of goods sold	236,115	253,057

Gross profit	207,163	243,524

Selling, general and administrative expense	206,818	221,410

Operating income	345	22,114

Interest expense	14,154	11,048
Foreign currency loss (gain)	1,430	(616)
Minority interest and other expense	42	74

(Loss) income before provision for income taxes	(15,281)	11,608

Provision for income taxes	50,581	4,038

(Loss) income from continuing operations	$(65,862)	$7,570
Loss from discontinued operations	(128,564)	(29,510)

Net Loss	$(194,426)	$(21,940)

(Loss) income per share from continuing operations	$(0.52)	$0.06

Loss per share from discontinued operations	$(1.01)	$(0.24)

Net loss per share	$(1.53)	$(0.18)

(Loss) income per share from continuing operations, assuming dilution	$(0.52)	$0.06

Loss per share from discontinued operations, assuming dilution	$(1.01)	$(0.23)

Net loss per share, assuming dilution	$(1.53)	$(0.17)

Weighted average common shares outstanding	127,039	124,508

Weighted average common shares outstanding, assuming dilution	127,039	129,149

Quiksilver, Inc. 2009 First Quarter Results
March 11, 2009

CONSOLIDATED BALANCE SHEETS (Unaudited)

	January 31,	January 31,
In thousands	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$42,089	$75,181
Trade accounts receivable, less allowance for doubtful accounts of $30,899 (2009) and $23,103 (2008)	373,357	402,536
Income taxes receivable	—	4,646
Other receivables	65,650	33,767
Inventories	380,502	364,362
Deferred income taxes – short-term	88,284	46,811
Prepaid expenses and other current assets	37,337	33,952
Current assets held for sale	18,043	415,360

Total current assets	1,005,262	1,376,615
Restricted cash	45,824	—
Fixed assets, net	229,152	251,885
Intangibles, net	143,683	142,059
Goodwill	295,406	213,887
Other assets	39,844	43,603
Deferred income taxes – long-term	647	21,703
Non-current assets held for sale	—	369,872

Total assets	$1,759,818	$2,419,624

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Lines of credit	$237,299	$130,731
Accounts payable	252,557	225,927
Accrued liabilities	84,730	132,653
Current portion of long-term debt	33,051	34,538
Income taxes payable	3,763	—
Current liabilities of assets held for sale	3,925	275,430

Total current liabilities	615,325	799,279

Long-term debt	742,976	650,500
Other long-term liabilities	35,635	33,575
Non-current liabilities of assets held for sale	—	81,347

Total liabilities	1,393,936	1,564,701

Stockholders’ equity:
Common stock	1,310	1,291
Additional paid-in capital	337,870	312,575
Treasury stock	(6,778)	(6,778)
(Accumulated deficit) retained earnings	(4,007)	394,744
Accumulated other comprehensive income	37,487	153,091

Total stockholders’ equity	365,882	854,923

Total liabilities & stockholders’ equity	$1,759,818	$2,419,624

Quiksilver, Inc. 2009 First Quarter Results
March 11, 2009

Information related to operating segments is as follows (unaudited):

	Three Months Ended January 31,
In thousands	2009	2008
Revenues, net:
Americas	$203,413	$234,935
Europe	181,698	200,283
Asia/Pacific	57,590	60,376
Corporate operations	577	987

	$443,278	$496,581

Gross Profit:
Americas	$75,666	$101,756
Europe	100,766	109,697
Asia/Pacific	30,701	31,735
Corporate operations	30	336

	$207,163	$243,524

SG&A Expense:
Americas	$92,006	$94,610
Europe	78,765	88,079
Asia/Pacific	26,916	27,914
Corporate operations	9,131	10,807

	$206,818	$221,410

Operating (Loss) Income:
Americas	$(16,340)	$7,146
Europe	22,001	21,618
Asia/Pacific	3,785	3,821
Corporate operations	(9,101)	(10,471)

	$345	$22,114

Quiksilver, Inc. 2009 First Quarter Results
March 11, 2009

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

Three Months Ended
January 31, 2009
Loss from continuing operations	$(65,862)
U.S. severance charges	6,103
Effect of U.S. tax valuation allowance	50,778

Pro-forma loss from continuing operations	$(8,981)

Pro-forma loss per share from continuing operations	$(0.07)

Pro-forma loss per share from continuing operations, assuming dilution	$(0.07)

Weighted average common shares outstanding	127,039

Weighted average common shares outstanding, assuming dilution	127,039